UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Officers of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

As of March 10, 2008, Anthony A. Donatelli, Sr. has left his position as Accuride Corporation’s (the “Company”) Senior Vice President/Imperial Group, Bostrom Seating and Fabco.

Also, on March 6, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an employment agreement for Terrence J. Keating, the Company’s Chairman (the “Employment Agreement”), which terminates and replaces the Severance and Retention Agreement, dated November 28, 2006, previously entered into by Mr. Keating and the Company.  Pursuant to the Employment Agreement, the Company will pay Mr. Keating $126,863 in accordance with the Company’s regular payroll schedule (the “Continued Service Compensation”) through December 31, 2008 when Mr. Keating plans to retire as an officer of the Company (“the Term”), in exchange for Mr. Keating’s continued service as an officer and director of the Company; provided that if Mr. Keating terminates his employment, the Company terminates him for “Cause” (as defined in the Employment Agreement) or he dies prior to the end of the Term, no further payments of the Continued Service Compensation will be due.

The Employment Agreement contains non-compete and non-solicitation provisions that restrict Mr. Keating during the Term and following the termination of the agreement.  The non-competition provision begins upon the effective date of the Employment Agreement and ends at the later of (i) the end of the 36th month following the expiration of the Term, (ii) the end of the 12 month period after the date that Mr. Keating is no longer a member of the Company’s Board of Directors or (iii) a period determined reasonable by a court of competent jurisdiction.  The non-solicitation provision begins upon the effective date of the Employment Agreement and ends on the last day of the 36th month following the last day of the Term, unless otherwise shortened by a court of competent jurisdiction.  The Company will pay Mr. Keating $560,000, in semi-monthly installments through the Term (the “Guaranteed Compensation”), in exchange for Mr. Keating’s agreement to abide by the non-competition and non-solicitation provisions.  In the event that Mr. Keating does not comply with the non-competition and non-solicitation provisions of the Employment Agreement, the Company may demand repayment of the Guaranteed Compensation; provided however, that, unless Mr. Keating violates the non-competition and non-solicitation provisions, Mr. Keating is entitled to receive the full Guaranteed Compensation if the Employment Agreement is terminated for any other (or no) reason prior to the end of the Term.  Mr. Keating will continue to receive certain medical and other benefits and will be reimbursed for certain expenses as described in the Employment Agreement.

The foregoing description is not intended to be a full summary of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits

10.1                         Employment Agreement by and between Accuride Corporation and Terrence Keating, effective as of March 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	March 11, 2008	/s/ Stephen A. Martin
Stephen A. Martin
Vice President - General Counsel